Exhibit 99.1

Amarin Reports 2026 Third Quarter Financial Results, Achieves Positive Net Income

DUBLIN, Ireland and BRIDGEWATER, N.J., October 28, 2026 -- Amarin Corporation plc (NASDAQ: AMRN), a company committed to advancing the science of cardiovascular disease worldwide, today announced financial results for the third quarter ended September 30, 2026 (Q3 2026) highlighting profitable third quarter results, strong momentum in its fully partnered international business strategy and continued U.S. market share leadership.

Delivering On Our Performance Objectives

“Our results in the third quarter demonstrate the continued positive trajectory in our operational, financial and strategic transformation, underscoring the progress we are making to strengthen our business, expand the value of our VASCEPA®/VAZKEPA® (icosapent ethyl, or IPE) franchise and deliver long-term shareholder value,” said Aaron Berg, President & Chief Executive Officer. “International in-market demand grew at a double-digit pace across our partner network reflecting increased adoption by patients and prescribers, and we maintained leadership in the U.S. IPE market amid pricing pressure from generic competition.”

($ in millions)	Q4 2025	Q1 2026	Q2 2026	Q3 2026	FY 2026 Expectations
Operating Expense Reduction from Prior Year Period, Excluding Restructuring Charges	(41)%	(38)%	(38)%	(22)%	Further reductions in Q4
Net Cash Provided by Operating Activities	$7.0	$6.4	$6.6	$9.2	Positive for Q4
Cash, Cash Equivalents & Short-Term Investments	$302.6	$307.8	$314.6	$323.4	~$330
Inventory	$195.9	$183.6	$164.1	$158.9	Maintain disciplined approach that aligns with demand and reflects improved contracting
Debt	$0	$0	$0	$0	Remain debt free

Global Commercial Momentum and Continued U.S. Market Leadership

•
In Europe, in-market demand for VAZKEPA increased by an estimated 68% in Q3 2026 compared with Q3 2025, reflecting strong execution and increased investment by Recordati S.p.A. (“Recordati”) under our exclusive license and supply agreement. Momentum was driven by strong performance in Spain, the UK and Italy. Growth in Europe significantly exceeded the historical European growth rates achieved by Amarin before the partnership began in Q2 2025.
•
As of September 30, 2026, VASCEPA/VAZKEPA was commercially available in 22 countries worldwide, including 11 European countries through Recordati. The Recordati agreement covers 59 countries with patent protection for VASCEPA / VAZKEPA extending through 2039 in these markets.
•
VAZKEPA was launched into the private pay market in Poland (non-reimbursed) during the month of October. Recordati is currently advancing pricing, reimbursement and market access activities to support planned launches in additional licensed markets. These launches, when completed, are expected to increase the number of countries where VAZKEPA will be commercially available.
•
Across our global partner network, in-market demand for VASCEPA/VAZKEPA increased by an estimated 55% in Q3 2026 compared with Q3 2025.
•
In the United States, the Company’s leading share of the IPE market was 47% in Q3 2026, reinforcing the power of VASCEPA’s clinical differentiation, the trust of prescribers and patients, our proven ability to reliably supply the market and the disciplined execution of our commercial team.
•
The Company expects U.S. volumes to remain broadly stable for the remainder of FY 2026.

Financial Highlights

($ in millions)	Q3 2026	Q3 2025	% Change	9 Mos. 2026	9 Mos. 2025	% Change
Total Net Revenue	$39.6	$49.7	(20)%	$126.9	$164.4	(23)%
Operating Expenses	$18.5	$33.3	(44)%	$74.6	$141.5	(47)%
Operating Loss	$(2.4)	$(11.1)	79%	$(25.7)	$(43.8)	41%
Operating Margin %*	(6)%	(22)%	16 pts	(20)%	(27)%	7 pts
Net Loss	$0.2	$(7.7)	103%	$(17.9)	$(37.6)	52%
Net Margin	1%	(16)%	16 pts	(14)%	(23)%	9 pts

*Operating margin is calculated as operating loss divided by total net revenue

Peter Fishman, Amarin’s Chief Financial Officer, said, “We reported our first profitable quarter in over two years, reflecting our lower expense base and the absence of charges following the completion of our previously announced $70 million cost savings initiatives. We generated positive free cash flow for the fourth consecutive quarter. Our cash balance now exceeds $323 million and our balance sheet remains debt-free.”

He continued, “We are encouraged by the in-market demand growth for VASCEPA/VAZKEPA across Europe and the rest of the world, reflecting its expanding market presence. We expect this growth to support increased partner supply purchases and related revenue over time as our partner-led sales model matures. The timing and level of product revenue will continue to reflect factors outside our direct control, including partner inventory levels, ordering patterns, as well as market access and pricing. In the U.S., we have efficiently maintained a market leading position in a highly competitive environment which continues to further strengthen our financial foundation.”

Financial Performance

Comparisons to comparable 2025 periods, unless otherwise stated

Revenues

($ in millions)	Q3 2026	Q3 2025	% Change	9 Mos. 2026	9 Mos. 2025	% Change
Product Revenue, net:
U.S.	$28.5	$40.9	(30)%	$96.4	$113.0	(15)%
Europe	$3.7	$4.1	(9)%	$14.1	$16.1	(12)%
Rest-of-World (ROW)	$4.7	$3.6	29%	$8.8	$7.1	24%
Total Product Revenue, net	$36.9	$48.6	(24)%	$119.3	$136.2	(12)%
Licensing & Royalties	$2.7	$1.1	139%	$7.6	$28.2	(73)%
Total Net Revenue	$39.6	$49.7	(20)%	$126.9	$164.4	(23)%

Total Net Revenue: U.S. sales of VASCEPA declined by 30% due largely to lower net pricing associated with changes in customer mix, driven largely by continued generic competition. Sales in Europe also decreased, which reflected launch inventory purchases in last year’s third quarter associated with the commencement of our partnered strategy; ROW sales rose 29% due to the strength and execution of our partners in their respective markets. The Company expects combined in-market demand across all its global partner markets to continue to grow on a sequential quarterly basis.

Licensing and royalty revenue in Q3 2026 rose 139% to $2.7 million and reflected increased partner sales within their respective territories.

Operating Expenses

Comparisons to comparable 2025 periods, unless otherwise stated

($ in millions)	Q3 2026	Q3 2025	% Change	9 Mos. 2026	9 Mos. 2025	% Change
COGS	$23.4	$27.5	(15)%	$78.0	$66.7	17%
SG&A	$14.3	$19.7	(27)%	$57.6	$94.9	(39)%
R&D	$4.2	$4.2	0%	$13.6	$14.4	(5)%
Restructuring	--	$9.4	NM	$3.4	$32.2	(90)%
Total Operating Expenses*	$18.5	$33.3	(44)%	$74.6	$141.5	(47)%

* Total operating expenses reflect the sum of SG&A, R&D, and Restructuring expenses.

NM – Not Meaningful

COGS: Decreased 15% to $23.4 million, reflecting lower product volumes and the positive effect of more favorable API purchasing terms. We expect these API-related benefits to increase as production volumes grow, driving further cost efficiencies.

SG&A: Decreased 27% to $14.3 million, reflecting the benefits of our Global Restructuring activities completed in Q2 2026 in connection with the execution of the Recordati agreement.

R&D: Consistent with the prior year period.

A Stronger Platform for Strategic Value Creation

Mr. Berg continued, “Our financial results demonstrate the tremendous progress we have made to date, and we believe Amarin is in a stronger position than at any point in our recent history. Building on that and guided by a clear mandate to maximize shareholder value, we continue to work closely with Barclays, our exclusive financial advisor, and remain focused on working through these efforts in a timely and disciplined manner.”

Exploring Additional Therapeutic Applications for IPE

On October 25, 2026, we announced findings from the EPA for Metastasis Trial 2 (EMT2), which was an investigator-initiated Phase 3 trial sponsored and conducted by the University of Leeds and funded by Yorkshire Cancer Research and presented as a late breaker at the European Society for Medical Oncology (ESMO) 2026 Congress in Madrid, Spain. Read the full press release here.

The research presented by the Chief Investigator, Professor Mark Hull, added to the scientific understanding of VAZKEPA/VASCEPA, and its potential role as an add-on therapy in improving outcomes for patients undergoing liver resection and standard of care treatment for colorectal cancer liver metastases (CRCLM). The investigational medicinal product used in EMT2 was VASCEPA in the same dosage utilized in the landmark REDUCE-IT cardiovascular outcomes study.

“Our focus remains on patients and their unmet needs, and we are energized by the potential of new possibilities for VASCEPA suggested by the outcome of this study,” said Mr. Berg. “We have long believed that we have a special molecule in IPE, and this study reinforces that conviction by pointing to potential new therapeutic applications for VASCEPA/VAZKEPA. Patent protection in Europe through 2039 provides a durable foundation to evaluate opportunities with high unmet patient needs and their potential to deliver long-term value for patients and shareholders."

Third Quarter 2026 Financial Results Conference Call and Webcast Information

Amarin will host a conference call on October 28, 2026, at 8:00 a.m. ET to discuss this information. The conference call can be accessed on the investor relations section of the Company's website at www.amarincorp.com, or via telephone by dialing 888-506-0062 within the United States, 973-528-0011 from outside the United States, and referencing conference ID 314562. A replay of the webcast will be made available until April 28, 2027. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 54490. A replay of the call will also be available through the Company's website shortly after the call.

About Amarin

At the Heart of Amarin Corporation is a singular focus on advancing cardiovascular disease prevention worldwide. Our flagship oral prescription therapy, VASCEPA® (icosapent ethyl or IPE), is the U.S. market leader across all available IPE products and has been prescribed more than 32 million times globally. Through our independent U.S. commercial operations and global commercial partnerships, Amarin supports access to VASCEPA/VAZKEPA® across nearly 100 markets worldwide. For more information, visit www.amarincorp.com and follow Amarin on LinkedIn, X, Facebook. To be added to the Company's email list and receive news directly, please visit https://investors.amarincorp.com/email-alerts.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than thirty million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Australia, Lebanon, the United Arab Emirates, Saudi Arabia, Qatar, Bahrain, and Kuwait. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA was granted in the United Kingdom (applying to England, Scotland, Wales, and Northern Ireland). VAZKEPA is currently approved and sold in Europe in Sweden, Finland, England/Wales, Spain, Netherlands, Scotland, Greece, Portugal, Italy, Slovenia, Romania, Denmark and Austria.

United States Indications and Limitation of Use

VASCEPA is indicated:

•
As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and established cardiovascular disease or diabetes mellitus and two or more additional risk factors for cardiovascular disease.
•
As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•
VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
•
VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
•
It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
•
VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
•
Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
•
Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).

•
Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
•
Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.ema.europa.eu/en/documents/product-information/vazkepa-epar-product-information_en.pdf

Globally, prescribing information varies; refer to the individual country product label for complete information.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure is most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net (loss) income was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense, restructuring expense and other one-time expenses. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s outlook for achievements in 2026 and beyond; Amarin’s overall efforts to expand access and reimbursement to VASCEPA/VAZKEPA across global markets; expectations regarding potential market dynamics, payer behavior, and the competitive landscape; and the overall potential and future success of VASCEPA/VAZKEPA and Amarin that are based on the beliefs and assumptions and information currently available to Amarin. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S.

Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the fiscal year ended 2025 and subsequent quarterly reports on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

Amarin Contact Information

Media Inquiries:

Amarin Corporation plc

PR@amarincorp.com

Investor Inquiries:

Devin Sullivan & Conor Rodriguez

The Equity Group on Behalf of Amarin

devin.sullivan.ext@amarincorp.com or conor.rodriguez.ext@amarincorp.com

Investor.relations@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited

	September 30, 2026	December 31, 2025
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$156,512	$134,660
Restricted cash	201	201
Short-term investments	166,867	167,929
Accounts receivable, net	111,573	126,832
Inventory	158,850	195,910
Prepaid and other current assets	18,872	24,350
Total current assets	612,875	649,882
Operating lease right-of-use asset	6,082	6,461
Other long-term assets	3,669	1,067
Intangible asset, net	11,455	13,365
TOTAL ASSETS	$634,081	$670,775
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$40,429	$45,355
Accrued expenses and other current liabilities	134,707	149,104
Total current liabilities	175,136	194,459
Long-Term Liabilities:
Long-term operating lease liability	5,353	6,080
Other long-term liabilities	9,180	10,955
Total liabilities	189,669	211,494
Stockholders’ Equity:
Common stock	316,272	310,184
Additional paid-in capital	1,923,521	1,923,801
Treasury stock	(70,120)	(67,360)
Accumulated deficit	(1,725,261)	(1,707,344)
Total stockholders’ equity	444,412	459,281
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$634,081	$670,775

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2026	2025	2026	2025
Product revenue, net	$36,890	$48,558	$119,293	$136,210
Licensing and royalty revenue	2,660	1,112	7,600	28,217
Total revenue, net	39,550	49,670	126,893	164,427
Less: Cost of goods sold	23,369	27,462	77,954	66,728
Gross margin	16,181	22,208	48,939	97,699
Operating expenses:
Selling, general and administrative (1)	14,336	19,697	57,637	94,944
Research and development (1)	4,205	4,208	13,643	14,435
Restructuring	—	9,406	3,363	32,165
Total operating expenses	18,541	33,311	74,643	141,544
Operating loss	(2,360)	(11,103)	(25,704)	(43,845)
Interest income, net	2,371	2,783	7,845	8,277
Other income, net	304	205	1,583	372
Income (loss) from operations before taxes	315	(8,115)	(16,276)	(35,196)
(Provision for) benefit from income taxes	(70)	377	(1,641)	(2,378)
Net income (loss)	$245	$(7,738)	$(17,917)	$(37,574)
Earnings (loss) per Ordinary Share:
Basic	$0.00	$(0.02)	$(0.04)	$(0.09)
Diluted	$0.00	$(0.02)	$(0.04)	$(0.09)
Weighted average Ordinary Shares:
Basic	417,766	415,531	420,178	414,607
Diluted	427,856	415,531	420,178	414,607

(1) - Excluding non-cash stock-based compensation, selling, general and administrative expenses were $13,255 and $17,938 for the three months ended September 30, 2026 and 2025, respectively, and research and development expenses were $3,910 and $3,613, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2026	2025	2026	2025
Net income (loss) for EPS[1] - GAAP	245	(7,738)	(17,917)	(37,574)
Stock-based compensation expense	1,377	2,354	5,773	12,720
Restructuring	—	9,406	3,363	32,165
Litigation-Related Charges	—	—	9,400	—
Licensing Agreement Fees	—	—	—	5,038
ADS Ratio Change Fees	—	—	—	2,015
Net income for EPS[1] - non-GAAP	$1,622	$4,022	$619	$14,364

[1]basic and diluted

Earnings per Ordinary Share:
Basic - non-GAAP	$0.00	$0.01	$0.00	$0.03
Diluted - non-GAAP	$0.00	$0.01	$0.00	$0.03

Earnings per ADS:
Basic - non-GAAP	$0.08	$0.19	$0.03	$0.69
Diluted - non-GAAP	$0.08	$0.19	$0.03	$0.69

Weighted average Ordinary Shares:
Basic	417,766	415,531	420,178	414,607
Diluted	427,856	416,117	431,312	415,127